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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                          ____________________________

                  Bank One Trust Company, National Association
              (Exact name of trustee as specified in its charter)

   A National Banking Association               31-0838515
                                              (I.R.S. employer
                                            identification number)

100 East Broad Street, Columbus, Ohio             43271-0181
(Address of principal executive offices)          (Zip Code)

                         Bank One Trust Company, N.A.
                       One North State Street, 9th Floor
                            Chicago, Illinois 60602
                  Attn:  Sandra L. Caruba, Vice President and
                        Senior Counsel, (312) 336-9436
           (Name, address and telephone number of agent for service)
                         _____________________________

                    BURLINGTON NORTHERN SANTA FE CORPORATION
              (Exact name of obligor as specified in its charter)

           Delaware                                    41-1804964
(State or other jurisdiction of                     (I.R.S. employer
incorporation or organization)                   identification number)

     2650 Lou Menk Drive                                76131-2830
      Fort Worth, Texas                                  (ZIP Code)
(Address of principal executive offices)

                                Debt Securities
                        (Title of Indenture Securities)


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Item 1.  General Information.  Furnish the following
         information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

         (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.

Item 16. List of exhibits.   List below all exhibits filed as a
         part of this Statement of Eligibility.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificate of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4.  A copy of the existing by-laws of the trustee.*

         5.  Not Applicable.

         6.  The consent of the trustee required by
             Section 321(b) of the Act.


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         7.  A copy of the latest report of condition of the
             trustee published pursuant to law or the requirements of its supervising or examining authority.

         8.  Not Applicable.

         9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 30th day of April, 2001.


            Bank One Trust Company, National Association,
            Trustee


            By /s/ Sandra L. Caruba
               Sandra L. Caruba
               Vice President





* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).


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                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                         BY SECTION 321(b) OF THE ACT


                                                   April 30, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Burlington Northern Santa Fe Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                    Very truly yours,

                    Bank One Trust Company, National Association


                    By: /s/ Sandra L. Caruba
                            Sandra L. Caruba
                            Vice President


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                                   EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.  Call Date: 12/31/00  State #:  391581  FFIEC 032
Address:                100 Broad Street              Vendor ID:  D        Cert #:  21377    Page RC-1
City, State  Zip:       Columbus, OH 43271            Transit #:  04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                      Dollar Amounts in thousands C300

                                                      RCON    BIL MIL THOU
                                                      ----    ------------
ASSETS
1.  Cash and balances due from depository
    institutions (from Schedule RC-A):                 RCON
    a. Noninterest-bearing balances and currency and   ----
       coin(1)......................................   0081     64,969    1.a
    b. Interest-bearing balances(2).................   0071          0    1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule
       RC-B, column A)..............................   1754          0    2.a
    b. Available-for-sale securities (from Schedule
       RC-B, column D)..............................   1773      4,286    2.b
3.  Federal funds sold and securities purchased under
    agreements to resell.............................  1350  1,056,754    3.
4.  Loans and lease financing receivables:             RCON
    a. Loans and leases, net of unearned income        ----
       (from Schedule RC-C).........................   2122    346,052    4.a
    b. LESS: Allowance for loan and lease losses....   3123        372    4.b
    c. LESS: Allocated transfer risk reserve........   3128          0    4.c
    d. Loans and leases, net of unearned income,       RCON
       allowance, and reserve (item 4.a minus 4.b      ----
       and 4.c).....................................   2125    345,680    4.d
5.  Trading assets (from Schedule RD-D).............   3545          0    5.
6.  Premises and fixed assets (including capitalized
    leases).........................................   2145     21,835    6.
7.  Other real estate owned (from Schedule RC-M)....   2150          0    7.
8.  Investments in unconsolidated subsidiaries and
    associated companies (from Schedule RC-M).......   2130          0    8.
9.  Customers' liability to this bank on acceptances
    outstanding.....................................   2155          0    9.
10. Intangible assets (from Schedule RC-M)..........   2143     13,697   10.
11. Other assets (from Schedule RC-F)...............   2160    131,390   11.
12. Total assets (sum of items 1 through 11)........   2170  1,638,611   12.

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.
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
Legal Title of Bank:           Bank One Trust Company, N.A.         Call Date:  12/31/00           State #:  391581        FFIEC 032
Address:                       100 East Broad Street                Vendor ID:  D                  Cert #:   21377         Page RC-2
City, State  Zip:              Columbus, OH 43271                   Transit #:  04400003

Schedule RC-Continued
                                                                                          Dollar Amounts in
                                                                                              Thousands
                                                                                          -----------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C      RCON
                                                                  ----
       from Schedule RC-E, part 1)..........................      2200              1,410,826               13.a
       (1) Noninterest-bearing(1)...........................      6631                830,363               13.a1
       (2) Interest-bearing.................................      6636                580,463               13.a2
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II)...............
       (1) Noninterest bearing..............................
       (2) Interest-bearing.................................
14. Federal funds purchased and
    securities sold under agreements
    to repurchase:                                                RCFD 2800                 0               14.
15. a. Demand notes issued to the U.S. Treasury.............      RCON 2840                 0               15.a
    b. Trading Liabilities (from Sechedule RC-D)............      RCFD 3548                 0               15.b
16. Other borrowed money:                                         RCON
                                                                  ----
    a. With original maturity of one year or less...........      2332                      0               16.a
    b. With original  maturity of more than one year........      A547                      0               16.b
    c. With original maturity of more than three years......      A548
17. Not applicable
18. Bank's liability on acceptance executed and outstanding.      2920                      0               18.
19. Subordinated notes and debentures.......................      3200                      0               19.
20. Other liabilities (from Schedule RC-G)..................      2930                 75,186               20.
21. Total liabilities (sum of items 13 through 20)..........      2948              1,486,012               21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus...........      3838                      0               23.
24. Common stock............................................      3230                    800               24.
25. Surplus (exclude all surplus related to preferred stock)      3839                 45,157               25.
26. a. Undivided profits and capital reserves...............      3632                106,620               26.a
    b. Net unrealized holding gains (losses) on available-
       for-sale securities..................................      8434                     22               26.b
    c. Accumulated net gains (losses) on cash flow hedges...      4336                      0               26.c
27. Cumulative foreign currency translation adjustments.....
28. Total equity capital (sum of items 23 through 27).......      3210                152,599               28.
29. Total liabilities, limited-life preferred stock, and
    equity capital (sum of items 21, 22, and 28)............      3300              1,638,611               29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement
   below that best describes the most comprehensive level of                   -------------------
   auditing work performed for the bank by independent external                | N.A.     Number  |
   auditors as of any date during 1996.......................RCFD 6724         |             M.1. |
                                                                               -------------------
1 = Independent audit of the bank conducted in accordance            4 =  Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank             authority)
2 = Independent audit of the bank's parent holding company           5 =  Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing              auditors
    standards by a certified public accounting firm which            6 =  Compilation of the bank's financial statements by
    submits a report on the consolidated holding company                  external auditors
    (but not on the bank separately)                                 7 =  Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                  8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.